SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                  June 14, 2001



                                ECOS GROUP, INC.
                                ----------------
               (Exact Name of Registrant as Specified in Charter)



                Florida                  0-16322               84-1061207
                -------                  -------               ----------
     (State or Other Jurisdiction      (Commission           (IRS Employer
           of Incorporation)           File Number)        Identification No.)




               14505 Commerce Way
                   Suite 400
              Miami Lakes, Florida                         33016
              --------------------                         -----
    (Address of Principal Executive Offices)             (Zip Code)



       Registrant's telephone number, including area code: (305) 374-8300


                                       N/A
                                       ---
          (Former Name or Former Address; if Changed Since Last Report)




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ITEM 5.           OTHER EVENTS

         On June 14, 2001, the Registrant entered into a Share Exchange Agreement with Third Millennium Telecommunications, Inc., a New Jersey corporation ("TMTI"), TMTI's shareholders and certain members of the Registrant's management. TMTI, founded in 1997, is a Master Agent for the sales of wireless telecommunications devices and services for MCI Worldcom and Globalstar U.S.A. in all markets where they are sold in the United States. TMTI has become the second largest MCI Worldcom wireless distributor in the United States, through building a network of over 250 retailers nationwide. On August 15, 2001, the Registrant and TMTI amended the "Performance Earn-out" provision of the Share Exchange Agreement.

         The Share Exchange Agreement, as amended, provides that the Registrant effect a 1 for 20 reverse stock split immediately prior to Closing with respect to its issued and outstanding Common Stock ("Reverse Split"). The number of authorized shares of Common Stock will remain at 75,000,000 upon completion of the Reverse Split. The agreement also provides that the Registrant acquire 100% of the outstanding TMTI common stock in exchange for the issuance and delivery by the Registrant of an aggregate of 6,875,000 shares of the Registrant's Common Stock (on a post-Reverse Split basis) to the shareholders of TMTI. After this issuance, the former shareholders of TMTI will own 80.7% of the Registrant's Common Stock. The agreement also provides for the issuance of 35,000,000 additional shares of the Registrant's Common Stock (on a post-Reverse Split basis) to the shareholders of TMTI upon the achievement of certain financial thresholds by TMTI at any time within three years after the Closing. Simultaneously with the closing of the Share Exchange, the Registrant will transfer (i) all of the outstanding shares of Evans Environmental and Geological Science and Management, Inc. (EE&G"), the Registrant's wholly-owned subsidiary, to certain members of the Registrant's management and (ii) all of the Registrant's assets and liabilities to EE&G, in exchange for the cancellation of certain shares of the Registrant's Common Stock held by members of the Registrant's management and the termination of options to purchase shares of Common Stock, based on terms and conditions set forth in the document.

         Simultaneously with the Closing, the current board of directors and officers of the Registrant will resign and a new board of directors and new officers will be appointed. The changes described above will constitute a change in control, as the Registrant will have new management, a new board of directors, and a significant shift in equity ownership.

         At Closing, the name of the Registrant will be changed to Third Millennium Telecommunications, Inc.

         The Registrant's press release of June 22, 2001, announcing the Share Exchange, as well as the Share Exchange Agreement and its amendment are filed as exhibits to this Current Report on Form 8-K. This summary description of the transactions is qualified in its entirety by reference to these documents filed as exhibits hereto. The Registrant's common stock currently trades on the Over the Counter Bulletin Board under the symbol "ECOS.OB."

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Item 7.  Financial Statements, Pro Forma Financial Information and
                  Exhibits.
         ------   --------------------------------------------------------------

                  (a)      Not applicable.

                  (b)      Not applicable.

                  (c)      Exhibits:

                           2.1 The Share Exchange Agreement, dated June 14, 2001, by and among the Registrant, Third Millennium Communications, Inc., certain members of the Registrant's management and the shareholders of Third Millennium Communications, Inc. The Exhibits and Disclosure Statements have been omitted for purposes of this filing.

                           2.2 The First Amendment to Share Exchange Agreement Dated August 15, 2001, amending item 6.1 - "Performance Earn-Out" of the
                                    June 14, 2001 Share Exchange Agreement.

                           99.1 The press release of Registrant, dated June 22, 2001, announcing the Share Exchange.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ECOS GROUP, INC.



                                          By:       /s/ Charles C. Evans
                                              ----------------------------------
                                                   Charles C. Evans, Chairman

August 22, 2001


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                                  Exhibit Index

     Exhibit              Description

     2.1 The Share Exchange Agreement, dated June 14, 2001, by and among the Registrant, Third Millennium Communications, Inc., certain members of the Registrant's management and the shareholders of Third Millennium Communications, Inc. The Exhibits and Disclosure Statements have been omitted for purposes of this filing.

     2.2 The First Amendment to Share Exchange Agreement Dated August 15, 2001, amending item 6.1 - "Performance Earn-Out" of the June 14, 2001 Share Exchange Agreement.

     99.1 The press release of Registrant, dated June 22, 2001, announcing the Share Exchange.